As filed with the Securities and Exchange Commission on May 3, 2013
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0337683 (IRS Employer Identification No.)

1 N. Brentwood Boulevard, St. Louis, Missouri 63105
(Address of Principal Executive Offices)

Furniture Brands International, Inc. Amended and Restated 2010 Omnibus Incentive Plan
(Full title of plan)

Meredith M. Graham, Esq. General Counsel and Corporate Secretary Furniture Brands International, Inc. 1 N. Brentwood Boulevard, 15th Floor St. Louis, Missouri 63105
(Name and address of agent for service)

(314) 863-1100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated filer	☐	Accelerated filer	☒	Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock (no par value) reserved under the Amended and Restated 2010 Omnibus Incentive Plan	7,000,000	$1.08	$7,560,000	$1031.18
(1) Each share of common stock includes an associated right (the “Rights”) as set forth in the Amended and Restated Stockholders Rights Agreement dated as of June 18, 2012, between the Registrant and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, as a result of any stock dividend, stock split, recapitalization or other similar transaction, may become subject to the plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock reported on the New York Stock Exchange on April 29, 2013.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers 7,000,000 additional shares of common stock of Furniture Brands International, Inc. (the “Registrant”), no par value per share (the “Common Stock”), for issuance pursuant to benefits awarded under the Registrant's Amended and Restated 2010 Omnibus Incentive Plan. The contents of the earlier Registration Statement on Form S-8 filed with respect to the Registrant's 2010 Omnibus Incentive Plan, as filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2010 (Registration Statement No. 333-166568), are to the extent not modified herein, hereby incorporated by reference.

On February 7, 2013, the Registrant's Board of Directors approved and adopted the Registrant's Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Common Stock reserved for issuance under the Plan by 7,000,000, and the Registrant's stockholders approved the Plan at the Annual Meeting of Stockholders held on May 2, 2013.

A description of the Plan is included in the Registrant's definitive proxy statement on Schedule 14A dated March 22, 2013, with respect to the Company's Annual Meeting of Stockholders held on May 2, 2013.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents which have been filed by the Registrant with the SEC, pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement as of their respective dates:

(a)	the Registrant's Annual Report on Form 10-K for the year ended December 29, 2012, filed on March 6, 2013;

(b)	the Registrant's Current Reports on Form 8-K filed on February 8, 2013 and March 28, 2013; and

(c)
the description of the Registrant's common stock contained in its Registration Statement on Form S-3 (File No. 333-84992) effective with the SEC on August 2, 2002, and the description of the associated Series B Junior Participating Preferred Stock contained in the Registrant's Form 8-A Registration Statement filed with the SEC on August 4, 2009, as amended, by the Form 8-A/A Registration Statement filed with the SEC on March 1, 2010 and the Form 8-A/A Registration Statement filed with the SEC on June 19, 2012.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5.        Interests of Named Experts and Counsel.
Meredith M. Graham, Senior Vice President, General Counsel and Corporate Secretary of the Company, has rendered an opinion as to the securities being registered hereby. Ms. Graham is an employee of the Company and as such participates in employee benefit plans and owns shares of the Registrant's common stock and options to acquire shares of the Registrant's common stock.
Item 8.        Exhibits.
The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on May 3, 2013.

Furniture Brands International, Inc.

By: /s/ Ralph P. Scozzafava
Ralph P. Scozzafava
Chairman of the Board and Chief Executive Officer

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POWER OF ATTORNEY
We, the undersigned officers and directors of Furniture Brands International, Inc., hereby severally constitute and appoint Ralph P. Scozzafava and Meredith M. Graham and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Furniture Brands International, Inc.'s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of May 3, 2013, by the following persons in the capacities indicated.

Signature	Title
/s/ Ralph P. Scozzafava	Chairman of the Board, Chief Executive
Ralph P. Scozzafava	Officer and Director (Principal Executive Officer)

/s/ Vance C. Johnston	Chief Financial Officer
Vance C. Johnston	(Principal Financial Officer)

/s/ Richard R. Isaak	Controller
Richard R. Isaak	(Principal Accounting Officer)

/s/ Kent J. Hussey	Director
Kent J. Hussey

/s/ Ira D. Kaplan	Director
Ira D. Kaplan

/s/ Ann S. Lieff	Director
Ann S. Lieff

/s/ Aubrey B. Patterson	Director
Aubrey B. Patterson

/s/ George E. Ross, Ph.D.	Director
George E. Ross, Ph.D.

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EXHIBIT INDEX

Exhibit	Description

4.1
Amended and Restated Stockholders Rights Agreement, dated as of June 18, 2012, between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2012)

4.2	Furniture Brands International, Inc. Amended and Restated 2010 Omnibus Incentive Plan

5.1	Opinion of Counsel

15	Omitted - Inapplicable

23.1	Consent of Counsel (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24	Powers of Attorney (See Signature Page)

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